Exhibit 23.2

                     Consent of Independent Accountants





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 23, 2001, relating to the financial statements, which appear in Progress Financial Corporation's annual report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 22, 2001